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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3 to be filed on October 18, 1996 of our report, dated September 19, 1996, on our audits of the financial statements and financial statement schedule of Micron Electronics, Inc., as of August 29, 1996 and August 31, 1995, and for each of the three years in the period ended August 29, 1996. We also consent to the reference to our firm under the caption "Experts."

                                          /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Boise, Idaho

October 18, 1996